EXHIBIT 8.1

                           WEIL, GOTSHAL & MANGES LLP
       A Limited Liability Partnership Including Professional Corporations
                   767 Fifth Avenue   New York, NY  10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007




                                   January 28, 1997


     Dollar Financial Group, Inc.
     1436 Lancaster Avenue, Suite 210
     Berwyn, PA  19312

     Ladies and Gentlemen:

               You have requested our opinion regarding the material federal income tax consequences of the exchange pursuant to the offer (the "Exchange Offer") by Dollar Financial Group, Inc. (the "Company") of its 10 7/8% Senior Notes due 2006 (the "Old Notes") for its 10 7/8% Series A Senior Notes due 2006 (the "New Notes").

               In formulating our opinion as to the matters certified, we have examined such documents as we have deemed appropriate, including the Registration Statement of the Company on Form S-4 (Registration No. 333-18221) dated December 19, 1996, as amended, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement"). In addition, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company.

               The terms of the Exchange Offer, the Old Notes and the New Notes, which are set forth in the Registration Statement, are incorporated herein by reference.

               Based upon the terms of the Exchange Offer, the Old Notes and the New Notes, as set forth in the Registration Statement, it is our opinion that the summary set forth under the heading "Certain U.S. Federal Income Tax Consequences" in the Registration Statement accurately describes, in all material respects, the material federal income tax consequences of the consummation of the Exchange Offer to the holders of the Old Notes.

     Dollar Financial Group, Inc.
     January 28, 1997
     Page 2

               The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated and proposed thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to herein.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein.

                                   Very truly yours,

                                   WEIL, GOTSHAL & MANGES LLP




     NYFS06...:\47\41847\0008\1710\LTR1097U.120